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                                                                   Exhibit 23.01


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-71481 of Entercom Communications Corp. on Form S-8 of our report dated February 23, 2000 (March 10, 2000 as to Note 16), appearing in this Annual Report on Form 10-K of Entercom Communications Corp. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 27, 2000